UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 3, 2008
(Date of earliest event reported)

Access Integrated Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51910	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Madison Avenue, Suite 300, Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

973-290-0080
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 3, 2008, Access Integrated Technologies, Inc., d/b/a Cinedigm Digital Cinema Corp. (the “Company”) announced that Access Digital Cinema Phase 2 B/AIX Corp., an indirect wholly-owned subsidiary of the Company, entered into a credit facility (“the Facility”) with a bank to fund the purchase of digital cinema equipment from an equipment vendor, for installation in movie theatres as part of the Company’s planned Phase II deployment.  The Facility provides for borrowings of up to a total of $8.9 million in tranches as necessary through December 31, 2009 (the “Draw Down Period”) and requires interest-only payments at 7.3% per annum during the Draw Down Period.  The principal is to be repaid in twenty-eight equal quarterly installments commencing in March 2010 (the “Repayment Period”) at an interest rate of 8.5% per annum during the Repayment Period.  The Facility  may be prepaid at any time without penalty and is not guaranteed by the Company. On December 3, 2008, the Company issued the press release attached hereto as Exhibit 99.1 which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 3, 2008 of Access Integrated Technologies, Inc. d/b/a Cinedigm Digital Cinema Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCESS INTEGRATED TECHNOLOGIES, INC.
By:	/s/ Gary S. Loffredo
Gary S. Loffredo Senior Vice President—Business Affairs, General Counsel and Secretary

Date:  December 5, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 3, 2008 of Access Integrated Technologies, Inc. d/b/a Cinedigm Digital Cinema Corp.